PART I - FINANCIAL INFORMATION
Item 1.  Financial Statements
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


                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                                           December 31,  March 31,
                                                                           ------------------------
                                                                               1996        1997
                                                                           ------------------------
ASSETS:
Cable systems, at cost, net of accumulated depreciation and amortization:
Property, plant and equipment                                               $ 225,775    $ 229,140
Intangible assets                                                             350,411      348,588
                                                                            ---------    ---------
Total                                                                         576,186      577,728

Cash and cash equivalents                                                      26,466       13,512
Subscriber receivables - net                                                   10,491        9,528
Prepaid expenses and other assets - net                                        27,078       26,624
                                                                            ---------    ---------
Total                                                                       $ 640,221    $ 627,392
                                                                            =========    =========

LIABILITIES AND PARTNERS' EQUITY (DEFICIENCY):
Notes payable to banks                                                      $ 309,000    $ 294,000
10 5/8% Senior Notes due 2006                                                 200,000      200,000
Other debt                                                                     63,713       65,573
Accounts payable                                                               15,122       15,240
Subscriber advance payments and deposits                                        5,426        6,119
Accrued interest and other liabilities                                         30,429       32,049
Accrued priority return on preferred limited
partner interests                                                              20,476       20,476
Due to affiliates - net                                                        39,667       41,324
Deferred income taxes                                                          40,587       40,528
                                                                            ---------    ---------
Total liabilities                                                             724,420      715,309

Commitments and contingencies (Note 4)

Partners' equity (deficiency):
Limited partners' interests                                                   407,669      427,325
General partners' equity (deficiency)                                        (491,868)    (515,242)
                                                                            ---------    ---------
Total partners' equity (deficiency)                                           (84,199)     (87,917)
                                                                            ---------    ---------
Total                                                                       $ 640,221    $ 627,392
                                                                            =========    =========


                                See  notes  to  interim  consolidated  financial
statements.
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                                             3

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                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                             (Dollars in thousands)

                                                                      Three Months Ended
                                                                           March 31,
                                                                    --------------------
                                                                      1996        1997
                                                                    --------    --------

Revenues                                                            $ 39,088    $ 41,411
                                                                    --------    --------

Operating expenses:
Direct operating and programming                                      12,402      13,869
Selling, general and administrative                                    7,145       7,511
Depreciation and amortization                                          9,573       9,939
Management fees to Managing Affiliate                                  2,009       2,357
                                                                    --------    --------
Total                                                                 31,129      33,676
                                                                    --------    --------

Operating income                                                       7,959       7,735
                                                                    --------    --------

Other income (expense):
Interest expense                                                      (9,460)    (11,434)
Interest expense - affiliates                                         (1,650)     (1,650)
Other                                                                    122         (44)
                                                                    --------    --------
Total                                                                (10,988)    (13,128)
                                                                    --------    --------

Loss before income taxes                                              (3,029)     (5,393)
Income tax benefit                                                       610          75
                                                                    --------    --------

Net loss                                                              (2,419)     (5,318)

Priority return on preferred and senior limited partner interests    (17,222)    (18,006)
                                                                    --------    --------

Net loss of general and limited partners after priority return      $(19,641)   $(23,324)
                                                                    ========    ========

Net loss per general and limited partners'
unit after priority return                                          $ (1,964)   $ (2,332)
                                                                    ========    ========


                               See  notes  to  interim  consolidated   financial
statements.
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                                           4

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                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                             Three Months
                                                            Ended March 31,
                                                         ---------------------
                                                            1996        1997
                                                         ---------   ---------
Cash flows from operating activities:
Net loss                                                 $ (2,419)   $ (5,318)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation                                                6,390       6,024
Amortization                                                3,183       3,915
Accretion of non-interest bearing note                      1,408       1,813
Deferred income taxes                                        (610)        (59)
Changes in operating assets and liabilities,
 net of effects of acquisition:
Subscriber receivables                                         51         963
Prepaid expenses and other assets                          (1,507)     (1,637)
Accounts payable                                              375         118
Subscriber advance payments and deposits                       81         693
Accrued interest and other liabilities                     (1,141)      1,606
                                                         --------    --------
Net cash provided by operating activities                   5,811       8,118
                                                         --------    --------

Cash flows from investing activities:
Business acquisition, net of cash acquired                (38,775)       --
Expenditures for property, plant and equipment             (5,922)     (9,205)
                                                                     --------
Cash used for investing activities                        (44,697)     (9,205)
                                                         --------    --------

Cash flows from financing activities:
Proceeds from debt                                         95,500        --
Repayments of debt                                            (50)    (15,124)
Payments of priority returns                              (16,016)    (18,006)
Amounts advanced from affiliates                              470       1,657
Issuance of preferred limited partner interests            12,338      19,656
Capital distributions                                     (54,722)        (50)
                                                         --------    --------
Net cash provided by (used for) financing activities       37,520     (11,867)
                                                         --------    --------

Decrease in cash and cash equivalents                      (1,366)    (12,954)

Cash and cash equivalents, beginning of period             32,677      26,466
                                                         --------    --------

Cash and cash equivalents, end of period                 $ 31,311    $ 13,512
                                                         ========    ========


             See notes to interim consolidated financial statements.


                                      5

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===============================================================================
                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
===============================================================================
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                             (Dollars in thousands)


         The accompanying unaudited interim financial statements of Olympus Communications, L.P. and its substantially wholly-owned subsidiaries ("Olympus" or the "Company") have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

         In the opinion of management, all adjustments, consisting of only normal recurring accruals necessary to present fairly the unaudited results of operations for the three months ended March 31, 1996 and 1997, have been included. These interim consolidated financial statements should be read in conjunction with Olympus' audited consolidated financial statements for the year ended December 31, 1996 included in its Registration Statement No. 333-19327 on Form S-4 Amendment No. 2 filed April 30, 1997 ("Form S-4"). The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

1.  The Registrants:

         Olympus Communications, L.P. is a joint venture limited partnership formed under the laws of Delaware with 50% of the outstanding voting interests held by ACP Holdings, Inc., a wholly-owned subsidiary of Adelphia Communications Corporation and the managing general partner of Olympus. The remaining 50% of the voting interest is held by various wholly-owned subsidiaries of FPL Group, Inc. Olympus' operations consist primarily of selling video programming which is distributed to subscribers in Florida for a monthly fee through a network of fiber optic and coaxial cables.

         Olympus Capital Corporation, a wholly-owned subsidiary of the Company, was formed solely for the purpose of serving as a co-issuer with Olympus Communications, L.P. of the 10 5/8% Senior Notes due 2006 (the "Senior Notes"). Olympus Capital Corporation has no substantial assets or liabilities and no operations of any kind and the Indenture, pursuant to which such Senior Notes were issued, limits Olympus Capital Corporation's ability to acquire or hold any significant assets or other properties or engage in any business activities other than in connection with the issuance of the Senior Notes.

2. Income Taxes:

         Income tax benefit for the three months ended March 31, 1997 was $75 which is comprised of a current tax benefit of $16 and a deferred tax benefit of $59.

3. Supplemental Cash Flow Information:

         Cash payments for interest were $9,815 and $7,147 for the three months ended March 31, 1996 and 1997, respectively.

4.  Commitments and Contingencies:

         Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations and the Form S-4 for a discussion of material commitments and contingencies.
             ----------------------------------------------



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